Exhibit 99.1
Grid Dynamics Reports First Quarter 2023 Financial Results
Revenue of $80.1 million, up 12.1% year-over-year
San Ramon Calif. – May 4, 2023 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or “Company”), a leader in enterprise-level digital transformation, today announced results for the first quarter ended March 31, 2023.
We are very pleased to report first quarter 2023 revenue of $80.1 million that was up 12.1% on a year-over-year basis. Our non-retail industry verticals represented 68.3% of revenue in the first quarter, a decrease of (0.4)% on a sequential basis and an increase of 13.7% on a year-over-year basis. Totaling 33.5% of our first quarter revenue, the Technology, Media and Telecom (“TMT”) was our largest vertical and decreased (1.3)% on a sequential basis and grew 25.0% on a year-over-year basis. Our Retail vertical, at 31.7% of our first quarter revenue, remained almost unchanged on a sequential basis and grew 9.0% on a year-over-year basis. Our Finance vertical, representing 8.1% of our first quarter revenue, grew 4.3% on a sequential basis and 43.9% on a year-over-year basis and this was largely due to growth from Banking and Insurance customers. Our CPG and Manufacturing vertical, representing 15.8% of our first quarter revenue, a decrease of (10.2)% and (15.6)% on a sequential basis and a year-over-year basis accordingly.

“I am delighted to report the first quarter results. Revenue and profitability were at the high end of our expectations. During the quarter we signed new exciting enterprise clients including a global pharmaceutical company and a US based telecommunication company. Our current pipeline for new client engagements is strong. Our partnerships continue to contribute meaningfully to new business generation. During the quarter we established new partnerships in the supply-chain and marketing areas. Our AI researchers partnered with our customers on generative AI applications for wealth management, product design, and customer support. The investment in GigaCube resulted in a business win at a global financial company demonstrating our expertise in Fintech. I am confident in our technical capabilities and flawless engineering delivery. Grid Dynamics is well positioned to execute on our strategy ,” said Leonard Livschitz, CEO.

First Quarter of 2023 Financial Highlights
•Total revenue was $80.1 million, a 12.1% year-over-year increase.
•GAAP gross profit was $28.6 million or 35.7% of revenue in the first quarter of 2023, compared to GAAP gross profit of $26.8 million or 37.5% of revenue in the first quarter of 2022. Non-GAAP gross profit was $29.0 million or 36.3% of revenue in the first quarter of 2023, compared to Non-GAAP gross profit of $27.0 million or 37.8% of revenue in the first quarter of 2022.
•GAAP Net loss attributable to common stockholders was $(8.0) million, or $(0.11) per share, based on 74.5 million weighted-average common shares outstanding in the first quarter of 2023, compared to GAAP Net loss of $(2.7) million, or $(0.04) per share, based on 66.9 million weighted-average common shares outstanding in the first quarter of 2022. Non-GAAP Net income was $6.5 million, or $0.08 per diluted share, based on 77.1 million weighted-average common shares outstanding in the first quarter of 2023, compared to Non-GAAP Net income of $6.9 million, or $0.10 per diluted share, based on 70.2 million weighted-average common shares outstanding in the first quarter of 2022.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $10.8 million in the first quarter of 2023 compared to Non-GAAP EBITDA of $11.4 million in the first quarter of 2022.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $11.7 million for the three months ended March 31, 2023, compared to cash provided by operating activities of $9.5 million for the three months ended March 31, 2022.
•Cash and cash equivalents totaled $258.4 million as of March 31, 2023, compared to $256.7 million as of December 31, 2022.
•Total headcount was 3,744 as of March 31, 2023, compared with 3,671 employees as of March 31, 2022.
Financial Outlook
•The Company expects revenue in the second quarter of 2023 to be between $76.0 million and $78.0 million.
•Non-GAAP EBITDA in the second quarter of 2023 is expected to be between $10.0 million and $11.0 million.
•For the second quarter of 2023, we expect our basic share count to be in the 75-76 million range and diluted share count to be in the 78-79 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the second quarter of 2023 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, restructuring expenses and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, May 4, 2023 to discuss its first quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q1@2023.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, the Netherlands, Mexico, Switzerland, Central, and Eastern Europe.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 4, 2023 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$80,080	$71,410
Cost of revenue	51,505	44,631
Gross profit	28,575	26,779

Operating expenses
Engineering, research, and development	4,203	3,096
Sales and marketing	5,634	4,215
General and administrative	24,730	19,265
Total operating expenses	34,567	26,576

Income/(loss) from operations	(5,992)	203
Other income/(expenses)	1,682	(700)
Loss before income taxes	(4,310)	(497)
Provision for income taxes	3,660	2,170
Net loss	$(7,970)	$(2,667)

Foreign currency translation adjustments, net of tax	495	(283)
Comprehensive loss	$(7,475)	$(2,950)

Loss per share
Basic	$(0.11)	$(0.04)
Diluted	$(0.11)	$(0.04)

Weighted average shares outstanding
Basic	74,459	66,919
Diluted	74,459	66,919

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$258,368	$256,729
Accounts receivable, net of allowance of $465 and $443 as of March 31, 2023 and December 31, 2022, respectively	50,951	48,358
Unbilled receivables	6,512	5,591
Prepaid income taxes	5,933	4,294
Prepaid expenses and other current assets	8,315	8,154
Total current assets	330,079	323,126
Property and equipment, net	8,840	8,215
Operating lease right-of-use assets, net	8,234	7,694
Intangible assets, net	19,694	20,375
Goodwill	45,514	45,514
Deferred tax assets	5,818	4,998
Other noncurrent assets	1,408	1,224
Total assets	$419,587	$411,146

Liabilities and equity
Current liabilities
Accounts payable	$3,206	$3,897
Accrued compensation and benefits	19,119	13,065
Accrued income taxes	14,024	10,718
Operating lease liabilities, current	3,178	2,505
Accrued expenses and other current liabilities	10,831	8,525
Total current liabilities	50,358	38,710
Deferred tax liabilities	3,653	3,756
Operating lease liabilities, noncurrent	5,691	5,636
Total liabilities	59,702	48,102
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 74,896,752 and 74,156,458 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	382,322	378,006
Accumulated deficit	(22,091)	(14,121)
Accumulated other comprehensive loss	(353)	(848)
Total stockholders’ equity	359,885	363,044
Total liabilities and stockholders’ equity	$419,587	$411,146

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(7,970)	$(2,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,645	1,589
Operating lease right-of-use assets amortization expense	650	636
Bad debt expense	20	45
Deferred income taxes	(923)	(87)
Debt issuance cost amortization	23	—
Stock based compensation	13,257	8,661
Changes in assets and liabilities:
Accounts receivable	(2,613)	(2,573)
Unbilled receivables	(921)	(866)
Prepaid income taxes	(1,639)	(199)
Prepaid expenses and other current assets	(368)	(1,268)
Accounts payable	(691)	159
Accrued compensation and benefits	6,054	5,384
Operating lease liabilities	(462)	(987)
Accrued income taxes	3,306	1,898
Accrued expenses and other current liabilities	2,306	(208)
Net cash provided by operating activities	11,674	9,517
Cash flows from investing activities
Purchase of property and equipment	(1,589)	(1,653)
Net cash used in investing activities	(1,589)	(1,653)
Cash flows from financing activities
Proceeds from exercises of stock options, net of shares withheld for taxes	10	292
Payments of tax obligations resulted from net share settlement of vested stock awards	(8,951)	(1,802)
Proceeds from debt	—	5,000
Payment of contingent consideration related to previously acquired businesses	—	(1,933)
Debt issuance costs	—	(194)
Net cash (used in)/provided by financing activities	(8,941)	1,363
Effect of exchange rate changes on cash and cash equivalents	495	(283)
Net increase in cash and cash equivalents	1,639	8,944
Cash and cash equivalents, beginning of period	256,729	144,364
Cash and cash equivalents, end of period	$258,368	$153,308

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,926	$643

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$80,080	$71,410
Cost of revenue	51,505	44,631
GAAP gross profit	28,575	26,779
Stock-based compensation	460	249
Non-GAAP Gross profit	$29,035	$27,028

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(7,970)	$(2,667)
Adjusted for:
Depreciation and amortization	1,645	1,589
Provision for income taxes	3,660	2,170
Stock-based compensation	13,257	8,661
Transaction and transformation-related costs(1)	788	—
Geographic reorganization(2)	691	922
Restructuring costs(3)	443	—
Other (income)/expense, net(4)	(1,682)	700
Non-GAAP EBITDA	$10,832	$11,375
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes.
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(7,970)	$(2,667)
Adjusted for:
Stock-based compensation	13,257	8,661
Transaction and transformation-related costs (1)	788	—
Geographic reorganization (2)	691	922
Restructuring costs(3)	443	—
Other (income)/expense, net(4)	(1,682)	700
Tax impact of non-GAAP adjustments(5)	996	(668)
Non-GAAP Net Income	$6,523	$6,948
Number of shares used in the GAAP Diluted EPS	74,459	66,919
GAAP Diluted EPS	$(0.11)	$(0.04)
Number of shares used in the Non-GAAP Diluted EPS	77,129	70,176
Non-GAAP Diluted EPS	$0.08	$0.10
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes.
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended March 31,
	2023	% of revenue	2022	% of revenue
Technology, Media and Telecom	$26,811	33.5%	$21,444	30.0%
Retail	25,396	31.7%	23,307	32.6%
CPG/Manufacturing	12,646	15.8%	14,979	21.0%
Finance	6,515	8.1%	4,527	6.3%
Other	8,712	10.9%	7,153	10.1%
Total	$80,080	100.0%	$71,410	100.0%